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                                                                    EXHIBIT 21.1

                             SUBSIDIARIES OF OCTEL

               Octel Communications Limited (United Kingdom)

               Octel Communications S.A. (France)

               Octel Communications Canada Inc.

               Octel Communications (Israel) Ltd.

               Octel Communications International Corporation (U.S. Virgin Islands)

               Octel Communications K.K. (Japan)

               Compass Technology, Inc.

               Tigon Corporation